UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY PARTY OTHER THAN THE REGISTRANT [_]

CHECK THE APPROPRIATE BOX:

[X]     Preliminary Information Statement

[_]     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[_]     Definitive Information Statement

LIVESTAR ENTERTAINMENT GROUP, INC.
(Name of Registrant as specified in its charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]     No fee required.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transactions applies:

(3)     Per unit price or other underlying value of transaction computed pursuant to exchange act rule 0-11:

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

[_]     Fee paid previously with preliminary materials.

[_]     Check box if any part of the fee is offset as provided by exchange act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, schedule or registration statement no.:

(3)     Filing party:

(4)     Date filed:

For Additional Information Contact:
Gary Henrie, ESQ.
702-616-3093

LIVESTAR ENTERTAINMENT GROUP, INC.
4th Floor 62 W. 8th Avenue
Vancouver, BC V5Y 1M7
TELEPHONE (604) 682-6541

November 1, 2004

To Our Stockholders:

        The purpose of this information statement is to inform the holders of record of shares of our common stock and preferred stock as of the close of business on the record date, October 20, 2004 that our board of directors has recommended, and that a majority of our stockholders intend to vote in favor of resolutions which will accomplish the following:

        - Implement a reverse stock split of our common stock on the basis of one post-consolidation share for up to each 2,000 pre-consolidation shares;

        - Amend our articles of incorporation to reduce the par value of our common stock from $0.0001 per share to $0.00001 per share;

        - Amend our articles of incorporation to increase the number of our authorized shares of common stock to 20,000,000,000 shares and to increase our authorized number of shares of preferred stock from 200,000,000 preferred shares to 500,000,000 shares of preferred stock;

        We have a consenting stockholder, Ray Hawkins, our president and director, who holds 80,060,000 shares of our Series B preferred stock. Mr. Hawkins will vote in favor of the proposed corporate actions. Mr. Hawkins will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

        Pursuant to our amended certificate of designation establishing Series B preferred stock, each share of our currently issued and outstanding Series B preferred stock may be converted into one (1)fully paid and nonassessable shares of our common stock. The holders of record of outstanding shares of Series B preferred stock shall be entitled to cast on any matter to be voted upon by the holders of common stock of the corporation, that number of votes which the number of shares of common stock into which such outstanding Series B preferred stock is then convertible would be entitled to cast multiplied by 50.

        Therefore, Mr. Hawkins will have the power to vote 4,003,000,000 shares of the common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.

        Mr. Hawkins will vote in favor of the proposed grant of authority to the directors with respect to the amendment to our articles of incorporation, for the change in par value of our common stock, for the reverse split of our common.

        This information statement is being mailed on or about November 1, 2004 to all stockholders of record as of October 20, 2004.

        We appreciate your continued interest in Livestar Entertainment Group, Inc.

Very truly yours, /s/ Ray Hawkins Ray Hawkins President

LIVESTAR ENTERTAINMENT GROUP, INC.
4th Floor 62 W. 8th Avenue
Vancouver, BC V5Y 1M7
TELEPHONE (604) 682-6541

INFORMATION STATEMENT

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

        This information statement is furnished to the holders of record at the close of business on October 20, 2004, the record date, of the outstanding common and preferred stock of Livestar Entertainment Group, Inc., pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with an action by the holders of the majority of the votes of our stock which will accomplish the following:

        - Implement a reverse stock split of our common stock on the basis of one post-consolidation share for up to each 2,000 pre-consolidation shares;

        - Amend our articles of incorporation to reduce the par value of our common stock from $0.0001 per share to $0.00001 per share;

        - Amend our articles of incorporation to increase the number of our authorized shares of common stock to 20,000,000,000 shares and to increase our authorized number of shares of preferred stock from 200,000,000 preferred shares to 500,000,000 shares of preferred stock ; and

        This information statement will be sent on or about November 1, 2004 to our stockholders of record who do not sign the majority written consent described herein.

VOTING SECURITIES

        In accordance with our bylaws, our board of directors has fixed the close of business on October 20, 2004 as the record date for determining the stockholders entitled to notice of the above noted action. The amendments to our articles of incorporation and the reverse stock split require the affirmative vote of a majority of the shares of our common stock issued and outstanding at the time the vote is taken.

        The quorum necessary to conduct business of the stockholders consists of a majority of the common and preferred stock issued and outstanding as of the record date. As of the record date, 3,738,242,651 shares of the common stock were issued and outstanding, 875 Shares of our Series A preferred stock were issued and outstanding and 80,060,000 shares of our Series B preferred stock were issued and outstanding. Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders. Each share of Series A preferred stock entitled the holder to 40 votes on all matters brought before the common stockholders. Each share of Series B preferred stock entitled the holder to 50 votes on all matters brought before the common stockholders.

        We have a consenting stockholder, Ray Hawkins, our president and director, who holds 80,060,000 shares of our Series B preferred stock. Mr. Hawkins will vote in favor of the proposed corporate actions. Mr. Hawkins will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

        Pursuant to our amended certificate of designation establishing Series B preferred stock, each share of our currently issued and outstanding Series B preferred stock may be converted into one (1)fully paid and nonassessable shares of our common stock The holders of record of outstanding shares of Series B preferred stock shall be entitled to cast on any matter to be voted upon by the holders of common stock of the corporation, that number of votes which the number of shares of common stock into which such outstanding Series B Stock is then convertible would be entitled to cast multiplied by 50.

        Therefore, Mr. Hawkins will have the power to vote 4,003,000,000 shares of the common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.

DISTRIBUTION AND COSTS

        We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

        Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTERS’ RIGHT OF APPRAISAL

        No action will be taken in connection with the proposed corporate actions by our board of directors or the voting stockholders for which Nevada law, our articles of incorporation or bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares.

BACKGROUND

        THE COMPANY Livestar Entertainment Group, Inc. (formerly, RRUN Ventures Network Inc., United Management Inc.) (the “Company”) is incorporated in the State of Nevada and is in the Amusement Services Sector of the Entertainment Industry.

APPROVAL OF ONE FOR UP TO 2,000 REVERSE STOCK SPLIT

        Our board of directors has adopted a resolution to seek stockholder approval to affect a reverse split of our common stock for the purpose of increasing the market price of our common stock. The reverse split exchange ratio that the board of directors approved and deemed advisable and for which it is seeking stockholder approval is one post-consolidation share for up to each 2,000 pre-consolidation shares. Approval of this proposal would give the board authority to implement the reverse split. In addition, approval of this proposal would also give the board authority to decline to implement a reverse split.

        The board of directors believes that the higher share price that might initially result from the reverse stock split could help generate interest in Livestar Entertainment Group, Inc. among investors and thereby assist us in raising future capital to fund our operations or make acquisitions.

        Stockholders should note that the effect of the reverse split upon the market price for our common stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of our common stock after a reverse split will be up to 2,000 times greater than the price for shares of our common stock immediately prior to the reverse split. Furthermore, there can be no assurance that the market price of our common stock immediately after a reverse split will be maintained for any period of time. Moreover, because some investors may view the reverse split negatively, there can be no assurance that the reverse split will not adversely impact the market price of our common stock or, alternatively, that the market price following the reverse split will either exceed or remain in excess of the current market price.

EFFECT OF THE REVERSE SPLIT

        The reverse split would not affect the registration of our common stock under the Securities Exchange Act of 1934, as amended, nor will it change our periodic reporting and other obligations thereunder.

        The voting and other rights of the holders of our common stock would not be affected by the reverse split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 0.5 percent of the voting power of the outstanding shares of our common stock immediately prior to the effective time of the reverse split would continue to hold 0.5 percent of the voting power of the outstanding shares of our common stock after the reverse split. The number of stockholders of record would not be affected by the reverse split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest). The authorized number of shares of our common stock and the par value of our common stock under our articles of incorporation would remain the same following the effective time of the reverse split.

        The number of shares of our common stock issued and outstanding would be reduced following the effective time of the reverse split in accordance with the following formula: up to every 2,000 shares of our common stock owned by a stockholder will automatically be changed into and become one new share of our common stock, with up to 2,000 being equal to the exchange ratio of the reverse split.

        Stockholders should recognize that if a reverse split is effected, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time divided by the one for up to 2,000 exchange ratio, subject to adjustment for fractional shares, as described below).

        As described below, stockholders who would otherwise hold fractional shares after a reverse split will be entitled to cash payments in lieu of such fractional shares. In addition, if a stockholder owns less than up to 2,000 shares before the reverse split, the stockholder will cease to be a stockholder of Livestar Entertainment Group, Inc. after the effective time of the reverse split. In such event, the stockholder will be paid cash for his shares. Consequently, the reverse split will reduce the number of holders of post-reverse split shares as compared to the number of holders of pre-reverse split shares to the extent that there are stockholders presently holding fewer than up to 2,000 shares. However, the intention of the reverse split is not to reduce the number of our stockholders.

In fact, we do not expect that the reverse split will result in any material reduction in the number of our stockholders.

        We currently have no intention of going private, and this proposed reverse stock split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the proposed reverse stock split does not increase the risk of us becoming a private company in the future. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934 following the reverse split of our common stock.

        Issuance of Additional Shares. The number of authorized but unissued shares of our common stock effectively will be increased significantly by the reverse split of our common stock. For example, if we elect to implement a one for up to 2,000 reverse split, based on the 3,738,242,651 shares of our common stock outstanding on the record date, and the 10,000,000,000 shares of our common stock that are currently authorized under our articles of incorporation, prior to any increase in our authorized common stock, 6,261,757,349 shares of our common stock remain available for issuance prior to the reverse split taking effect. A one for up to 2,000 reverse split would have the effect of decreasing the number of our outstanding shares of our common stock from 3,738,242,651 to 1,869,122 shares.

        Based on the 10,000,000,000 shares of our common stock that are currently authorized under our articles of incorporation, if we elect to implement a one for up to 2,000 reverse stock split, the reverse split, when implemented, would have the effect of increasing the number of authorized but unissued shares of our common stock from 6,261,757,349 to 9,998,130,878 shares.

        The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.

        The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our articles of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of Livestar Entertainment Group, Inc. through a transaction opposed by our board of directors. At this time, our board does not have plans to issue any common shares resulting from the effective increase in our authorized but unissued shares generated by the reverse split.

CASH PAYMENT IN LIEU OF FRACTIONAL SHARES

        In lieu of any fractional shares to which a holder of our common stock would otherwise be entitled as a result of the reverse split, or if a holder has less than up to 2,000 shares of our common stock prior to the reverse split, we shall pay cash equal to such fraction or such number of shares less than up to 2,000 so held multiplied by the average of the high and low trading prices of our common stock on the OTCBB during regular trading hours for the five trading days immediately preceding the effectiveness of the reverse split.

FEDERAL INCOME TAX CONSEQUENCES

        We will not recognize any gain or loss as a result of the reverse split.

        The following description of the material federal income tax consequences of the reverse split to our stockholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this information statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the reverse split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

        In general, the federal income tax consequences of the reverse split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of our common stock in exchange for their old shares of our common stock. We believe that the likely federal income tax effects of the reverse split will be that a stockholder who receives solely a reduced number of shares of our common stock will not recognize gain or loss. With respect to a reverse split, such a stockholder’s basis in the reduced number of shares of our common stock will equal the stockholder’s basis in its old shares of our common stock. A stockholder who receives cash in lieu of a fractional share as a result of the reverse stock split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder’s particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of our common stock will equal the stockholder’s basis in its old shares of our common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the post-effective reverse split shares received will include the holding period of the pre-effective reverse split shares exchanged.

EFFECTIVE DATE

        If the proposed reverse split is approved and the board of directors elects to proceed with a reverse split, the split would become effective as of 5:00 p.m. Nevada time on the date the split is approved by our stockholders, which will be twenty days from the date of this information statement. Except as explained herein with respect to fractional shares and stockholders who currently hold fewer than up to 2,000 shares, on such date, all shares of our common stock that were issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, converted into new shares of our common stock in accordance with the one for up to 2,000 exchange ratio.

RISKS ASSOCIATED WITH THE REVERSE SPLIT

        This information statement includes forward-looking statements including statements regarding our intent to solicit approval of a reverse split, the timing of the proposed reverse split and the potential benefits of a reverse split, including, but not limited to, increased investor interest and the potential for a higher stock price. The words “believe,” “expect,” “will,” “may” and similar phrases are intended to identify such forward-looking statements. Such statements reflect our current views and ssumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include that we may not have sufficient resources to continue as a going concern; any significant downturn in our industry or in general business conditions would likely result in a reduction of demand for our products and would be detrimental to our business; we will be unable to achieve profitable operations unless we increase quarterly revenues or make further cost reductions; a loss of or decrease in purchases by one of our significant customers could materially and adversely affect our revenues and profitability; the loss of key personnel could have a material adverse effect on our business; the large number of shares available for future sale could adversely affect the price of our common stock; and the volatility of our stock price. For a discussion of these and other risk factors, see our annual report on Form 10-KSB for the year ended December 31, 2003 and other filings with the Securities and Exchange Commission.

        If approved and implemented, the reverse stock split will result in some stockholders owning “odd-lots” of less than 100 common shares of our stock on a post-consolidation basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in “even lots” of even multiples of 100 shares.

VOTE REQUIRED

        The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the reverse split of our common stock.

        Our board of directors recommends that stockholders vote FOR the approval of the reverse split of our common stock. The proposed reverse split of our common stock was approved by a vote of our directors on October 13, 2004.

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE THE PAR VALUE OF OUR COMMON STOCK FROM $0.0001 PER SHARE TO $0.00001 PER SHARE

        Our board of directors has unanimously adopted a resolution seeking stockholder approval to amend our articles of incorporation to change the par value of our common stock from $0.0001 per share to $0.00001 per share. The proposed amendment will not have any material affect on our business, operations, reporting requirements or stock price. Stockholders will not be required to have new stock certificates reflecting the change in the par value. A copy of the proposed resolution amending our articles of incorporation to change our corporate name is attached to this information statement as Attachment A. If the amendment is adopted, it will become effective upon filing of a certificate of amendment of our articles of incorporation with the Secretary of State of Nevada.

        The management believes that a change from a par value of $0.0001 to a par value of $0.00001 will provide us with greater flexibility in utilizing our common shares for various corporate purposes. The management also believes that a reduction in par value will provide us with greater flexibility with respect to the issuance of stock and stock-based compensation because Nevada law requires that we receive at least the par value as payment for the common stock.

        Historically, the concepts of par value and the stated capital of a corporation were to protect creditors and senior security holders by ensuring that the corporation received at least the par value as consideration for issuance of its shares. Over time, these concepts have lost their significance for the most part. In fact, Nevada corporate law permits the issuance of shares without par value. Most newly formed companies, including most of our peers, have no par value or a minimal par value. The reduction in par value will place us among our peer companies with respect to our par value.

        Furthermore, the reduction in the par value would have no effect on our stockholders’ equity as computed according to generally accepted accounting principles and as such equity is shown in our financial statements. The change in the par value would not change the number of authorized shares of our common stock. The reduction in par value will also not affect our outstanding options or employee benefit plans.

        If you approve the amendment, we will file a certificate of amendment to our articles of incorporation with the Secretary of State of Nevada which will effect the change in the par value of our common stock from $0.0001 per share to $0.00001 per share.

VOTE REQUIRED

        The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the amendment to our articles of incorporation to reduce the par value of our common stock.

        Our board of directors recommends that stockholders vote FOR the approval of the amendment to our articles of incorporation to reduce the par value of our common stock. The proposed amendment to our articles of incorporation to reduce the par value of our common stock was approved by a vote of our directors on October 13, 2004.

AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK

        The board of directors has determined that it is advisable to increase our authorized common stock and preferred and has adopted, subject to shareholder approval, an amendment to our articles of incorporation to increase our authorized number of shares of common stock from 10,000,000,000 shares to 20,000,000,000 shares of common stock and to increase our authorized number of shares of preferred stock from 200,000,000 preferred shares to 500,000,000 shares of preferred stock .

The following is a summary of the material matters relating to our common stock.

        Presently, the holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders, including the election of directors. Our common shareholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of the liquidation, dissolution, or winding up of Livestar Entertainment Group, Inc., the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our shareholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding.

        The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The amendment would not alter or modify any preemptive right of holders of our common stock to acquire our shares, which is denied, or effect any change in our common stock, other than the number of authorized shares.

        The increase in the authorized shares of our common stock is not proposed by the board of directors in response to any known accumulation of shares or threatened takeover. The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a shareholder’s investment.

        In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the additional shares will dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of the shareholder’s investment could be adversely affected.

        The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of outstanding shares of our common stock, such as dilution of the earnings per share and voting rights of current holders of common stock.

The following is a summary of the material matters relating to our preferred stock.

The board of directors has approved an amendment to the articles of incorporation which would authorize the board of directors of the company to issue up to 500,000,000 shares of preferred stock based on the resolution to increase our authorized number of shares of preferred stock from 200,000,000 shares to 500,000,000 shares of preferred stock. The articles of incorporation would then allow the board of directors at some later date to designate the preferred stock into series and to designate the rights and preferences of each series. The board of directors believes it is in the best interest of the company to have preferred stock designated so the company has the flexibility to issue preferred shares quickly in the event it is necessary in order to raise capital or to attract and retain talent to the company.

Upon filing of the amendment to the articles of incorporation, if adpoted, the board of directors will have the authority to designate the rights and preferences of and to issue preferred shares that may have rights and preferences superior to the rights and preferences of common stock. These superior rights and preferences may include without limitation, preferential rights to dividends, to liquidation proceeds and the right to vote preferred stock as a class on certain issues. This will have the effect of subordinating the rights currently held by common shareholders to the rights of preferred shareholders.

If the amendment is adopted, it will become effective upon filing of a certificate of amendment of our articles of incorporation with the Secretary of State of Nevada.

VOTE REQUIRED

        The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the amendment of our articles of incorporation increasing the number of our authorized common shares.

        Our board of directors recommends that shareholders vote FOR the amendment of our articles of incorporation increasing the number of our authorized common shares as described in Attachment A hereto.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists as of October 20, 2004, the beneficial ownership of LIVESTAR’s common stock by each person known by LIVESTAR to beneficially own more than 5% of LIVESTAR’s common stock outstanding and by the officers and directors of LIVESTAR as a group. Except as otherwise indicated, all shares are owned directly. LIVESTAR knows of no other person who is the beneficial owner of more than five percent of LIVESTAR’s common stock. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Directors, Officers and 5% Stockholders	Shares Beneficially Owned Number Percent
550605 B.C. Ltd	2,814	(1)	0.0001%
4th Floor, 62 W. 8th Avenue
Vancouver, B.C. V5Y 1M7

Ray A. Hawkins	80,062,594		2.14%
#71-1075 Granville Street
Vancouver, B.C. V6Z 1L4

RYM Management Ltd (fka 631575 BC Ltd)	630		0.000%
71 - 1075 Granville St
Vancouver, BC
Canada V6Z 1L4

Edwin Kwong	2,440	(3)	0.0001%
#5 - 744 West 7th Avenue
Vancouver, B.C. V5Z 1B8

All LIVESTAR directors and officers as a group (2	80,065,034		2.10%
persons)

(1)     Ray A. Hawkins owns 74% of 550605 B.C. Ltd.

(2)     Ray A. Hawkins owns 100% of RYM Management Ltd.

(3)     Includes shares issuable upon the exercise of options within 60 days.

(4)     Includes shares issuable upon the conversion of 80,060,000 Series B Preferred Shares, with the Conversion Rights of 1 Common Shares to 1 Preferred Share.